EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made as of April 8, 1997, between Trans Leasing International, Inc., a Delaware corporation (the "Company"), and Kevin J. Dunworth ("Executive").

                                    RECITALS

     The Company believes that it would benefit from the application of Executive's particular and unique skill, experience and background to the management and operation of the Company. The Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its stockholders. Accordingly the Board of Directors of the Company (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the attention and dedication of members of management, including Executive, to their assigned duties without distraction. In order to induce Executive to enter the employ of the Company, among other things, this Agreement sets forth certain benefits Executive shall receive in the event there is a change of control of the Company under the circumstances described herein.

     Executive wishes to commit himself to serve the Company in the position set forth herein on the terms herein provided.

     The parties wish by this Agreement to set forth the terms and conditions of the employment relationship between the Company and Executive.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on April 8, 1997 (the "Employment Date") and ending as provided in paragraph 4 hereof (the "Employment Period").

     2. Position And Duties.

     (a) During the Employment Period, Executive shall serve as Vice President, Sales of the Company and shall render such administrative and other executive and managerial services to the Company and its Subsidiaries as the Board, its Chairman of the Board, its Chief Executive Officer or its President may from time to time direct.

     (b) Executive shall report to the President of the Company, and Executive shall devote his best efforts and his full business time and attention (except for permitted personal days and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

     (c) For purposes of this Agreement, "Subsidiaries" shall mean any corporation of which the ecurities having a majority of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one of more Subsidiaries.

     3. Base Salary And Benefits.

     (a) During the Employment Period, Executive's base salary shall be $150,000 per annum or such higher rate as the Board may designate from time to time (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding.

     (b) In addition to the Base Salary payable to Executive pursuant to paragraph 3(a), Executive shall be entitled to the following benefits during the Employment Period:

          (i) participation in all of the Company's employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible, including without limitation, participation in the Company' bonus plan, stock option plans and group medical benefits program;

          (ii) one week of paid vacation during the second six-month period following the Employment Date, one week of paid vacation during the third six-month period following the Employment Date, and three weeks of paid vacation during each one-year period thereafter; and

          (iii) use of an automobile, type to be determined and approved by the Chief Executive Officer or President of the Company, owned or leased by the Company or a Subsidiary together with reimbursement of reasonable expenses incurred in its operation (including maintenance); provided that the cost to the Company of all benefits in connection with this clause (iii) shall not exceed $50,000.

     (c) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

     (d) Executive shall be granted stock options with respect to 30,000 shares of the Company's common stock, par value $.01 per share, with an exercise price of $5.85 per share, which options shall vest and become exercisable one-third on each of April 8, 1998, 1999 and 2000.

     4. Termination.


     (a) Unless renewed by the mutual agreement of the Company and Executive, the Employment Period shall end on third anniversary of the Employment Date; provided that (i) the Employment Period shall terminate prior to such date upon Executive's resignation, death or permanent disability or incapacity (permanent disability and incapacity to be determined by the Board in its good faith judgment) and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause.

     (b) If the Employment Period is terminated by the Company without Cause within one year following a Change of Control, Executive shall be entitled to receive severance payments in an aggregate amount equal to his Base Salary as of the date of termination, payable over a one year period in regular installments in accordance with the Company' general payroll practices and subject to customary withholding; provided, however, that in no event shall the amount of such severance payments when aggregated with Executive's other "parachute payments" (as such term is used in Section 280G of the Internal Revenue Code) exceed 299% of Executive's "base amount" (as such term is used in Section 280G of the Internal Revenue Code); and provided further that Executive will only be entitled to such severance payments if he has not breached and does not breach the provisions of paragraphs 5, 6 and 7 hereof.

     (c) If the Employment Period is terminated other than by the Company without Cause within one year following a Change of Control, Executive shall be entitled to receive his Base Salary through the date of termination.

     (d) All of Executive's rights to fringe benefits and bonuses hereunder (if any) which accrue or become payable after the termination of the Employment Period shall cease upon such termination. The Company may offset any amounts Executive owes it or its Subsidiaries against any amounts it owes Executive hereunder.

     (e) For purposes of this Agreement, "Cause" shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) conduct tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board, the Chairman of the Board, the Chief Executive Officer or the President of the Company, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or (v) any other material breach of this Agreement which is not cured within 15 days after written notice thereof to Executive; and "Change of Control" shall mean
(a) any person or group (other than the estate of Richard Grossman, the beneficiaries of such estate, Larry S. Grossman, individually and as administrator of such estate, his spouse and lineal descendants, and trusts and trustees of trusts established for the benefit of such persons and estates and administrators and executors of estates of such persons) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing more than 50% of the Company's then outstanding common stock; (b) the consummation of a consolidation or merger of the Company in which the Company is not the surviving corporation or pursuant to which the Company's common stock is converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have, directly or indirectly, at least a 75% ownership interest in the common stock of the surviving corporation after the merger on a fully diluted basis; or (c) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) or all or substantially all of the assets of the Company (other than through transactions in the ordinary course of business).

     5. Confidential Information. Executive acknowledges that the information, observations and data obtained by him while employed by the Company and its Subsidiaries concerning the business or affairs of the Company or any Subsidiary ("Confidential Information") are the property of the Company or such Subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions. Nothing herein shall prevent Executive from making (i) any disclosure that is required by applicable law or the order of a court of competent jurisdiction, or (ii) any disclosure, in good faith, to properly fulfill Executive's duties under this Agreement (including, but not limited to, in connection with treasury and investor relations functions). Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any Subsidiary which he may then possess or have under his control.

     6. Work Product. Executive acknowledges that all innovations, improvements, developments, methods, analyses, reports and all similar or related information which relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company and its Subsidiaries ("Work Product") belong to the Company or such Subsidiary. Executive shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     7. Non-compete, Non-solicitation.

     (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company he shall become familiar with the Company's and its Subsidiaries' trade secrets and with other Confidential Information concerning the Company and its Subsidiaries and that his services shall be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Executive agrees that, during the Employment Period and for one year thereafter (the "Noncompete Period"), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries, as such businesses exist or are in process on the date of the termination of Executive's employment, within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

     (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (including, without limitation, making any negative statements or communications about the Company or its Subsidiaries).

     8. Enforcement. If, at the time of enforcement of paragraph 5, 6 or 7 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of paragraph 7, the Noncompete Period shall be tolled until such breach or violation has been duly cured. Executive agrees that the restrictions contained in paragraph 7 are reasonable.

     9. Executive's Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

     10.  Survival.  Paragraphs 5 through 8 and  paragraphs  10 through 18 shall
survive   and   continue   in  full  force  in   accordance   with  their  terms
notwithstanding any termination of the Employment Period.

     11. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

     Notices To Executive:
     Kevin J. Dunworth
     3220 Sanders Road
     Northbrook, IL  60062

     Notices To The Company:
     Trans Leasing International, Inc.
     3000 Dundee Road
     Northbrook, IL  60062
     Attention:  Chief Executive Officer

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

     12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     13. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, that may have related in any way to the subject matter hereof.

     14. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

     15. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     16. Successors And Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

     17. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     18. Amendment And Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                              TRANS LEASING INTERNATIONAL, INC.



                                              By __________________________
                                              Its _________________________







                                              _____________________________
                                              KEVIN J. DUNWORTH